Exhibit 10.1

SCHOLASTIC CORPORATION 2007 OUTSIDE DIRECTORS
STOCK INCENTIVE PLAN

Amended and Restated Effective July 18, 2012

1.	Name and General Purpose

          The name of this plan is the Scholastic Corporation 2007 Outside Directors Stock Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain the services, for the benefit of Scholastic Corporation, a Delaware corporation (the “Company”), of experienced and knowledgeable directors who are not employees of the Company (the “Outside Directors”) and to provide an additional incentive for such Outside Directors through ownership of the common stock, par value $.01 per share, of the Company (the “Common Stock”).

2.	Grants to Outside Directors

          The board of directors of the Company (the “Board”) shall determine the amount and form of compensation to be paid to Outside Directors for serving as a member of the Board. The compensation to be paid in stock options or “Restricted Stock Units” (as hereinafter defined) under the Plan shall be determined by the Board from time to time. For the fiscal year of the Company beginning June 1, 2012, the Board has determined that it will award stock options and Restricted Stock Units to each Outside Director having a combined value, as determined by the Board, of $70,000, with sixty percent (60%) of such award to be awarded as Restricted Stock Units and forty percent (40%) of such award to be awarded as stock options.

          Subject to the provisions of Section 13 hereof, each individual (other than any director electing not to participate hereunder) who is, at the conclusion of each annual meeting of the Company’s stockholders occurring after the effective date of the Plan, an incumbent Outside Director, shall automatically be granted, as of each such date (or, if applicable, the next succeeding business day), (i) an option to purchase such number of shares of Common Stock as shall be determined by the Board at an exercise price per share equal to 100% of the Fair Market Value of the Common Stock on such date, and (ii) such number of Restricted Stock Units as shall be determined by the Board.

          For purposes of this Section 2, “Fair Market Value” shall mean the average of the high and low selling prices of the Common Stock on the date on which the Common Stock is to be valued hereunder, or, if none, on the last preceding date prior to such date on which such prices were quoted, as reported on the NASDAQ Stock Market, Inc. L.L.C. (“NASDAQ”). All options granted under the Plan shall be non-qualified stock options.

          “Restricted Stock Unit” or “RSU” represents an unfunded, unsecured right to receive in the future, if the conditions of an RSU award are met, one share of Common Stock for each RSU awarded. No shares of Common Stock shall be issued to an Outside Director on the date of the RSU grant.

3.	Exercise of Options

          Subject to the provisions of Section 5 hereof, an option granted hereunder may not be exercised until the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual Meeting of Stockholders next following the date of grant.

          Except as provided in Section 5 below or an applicable award agreement, an option may be exercised, in whole or in part, at any time and from time to time during the period beginning with the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual Meeting of Stockholders next following the date of grant and ending on the option expiration date, by following the procedures established by the Company and its designated record keeper at the time of exercise specifying the number of shares of Common Stock to be purchased upon any such exercise.

          No shares of Common Stock shall be issued until full payment therefor has been made as provided in the applicable award agreement. An Outside Director shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to an option until such time as the Outside Director has properly exercised his or her option, paid in full for the shares subject to such option, and executed any representations required by the Company.

          Each option granted hereunder shall expire on the tenth anniversary of the date on which it was granted, if not sooner terminated as provided herein.

4.	Restricted Stock Units

          An RSU award shall not vest prior to the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual Meeting of Stockholders next following the date of grant. Shares of Common Stock in respect of a vested RSU award shall be issued to an Outside Director within thirty (30) days from the vesting of an RSU as provided in an award agreement.

          The record established by the Company of the Restricted Stock Units awarded to an Outside Director does not constitute any stock or property of the Company. No funds or shares of Common Stock shall be placed in trust or set aside to assure payment of an award of Restricted Stock Units. Restricted Stock Units are an unfunded, unsecured promise of the Company to issue Common Stock in the future, subject to vesting and other conditions in the Plan or an applicable award agreement. The right of an Outside Director to receive shares of

Common Stock in settlement of an RSU shall be no greater than any general unsecured creditor of the Company. An Outside Director shall have no rights as a stockholder with respect to shares of Common Stock which may be issued in settlement of an RSU until the date of issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued.

5.	Termination of Services of Outside Directors

          (a)      In the event that an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board of Directors, otherwise than by reason of death or disability, such option may be exercised (to the extent that the Outside Director is entitled to do so at the time of such option exercise) at any time and from time to time within six (6) months after such cessation of service, but not thereafter, and in no event after the date on which, except for such cessation of service, the option would otherwise expire; provided, however, that, in the event an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board of Directors but shall have been designated as a Director Emeritus, his or her option shall continue to be exercisable (to the extent his or her option has become exercisable at the time of such exercise) until six (6) months after termination of his or her Director Emeritus status or expiration of the option, whichever occurs first.

          (b)      In the event that an Outside Director to whom an option has been granted under the Plan shall cease to serve on the Board of Directors by reason of disability (as determined by the Board of Directors on the basis of all the facts and circumstances), such option may be exercised, in full or in part, by the Outside Director or his or her legally appointed representative (notwithstanding that the option may not yet otherwise have become exercisable with respect to all or part of such shares as of the date of disability) at any time and from time to time within twelve (12) months after such cessation of service, but not thereafter, and in no event after the date on which, except for such disability, the option would otherwise expire.

          (c)      If an Outside Director to whom an option has been granted under the Plan dies (i) while he or she is serving on the Board of Directors, (ii) within three (3) months after cessation of service on the Board of Directors other than by reason of disability, or (iii) within twelve (12) months after cessation of service on the Board of Directors by reason of disability, such option may be exercised:

                    1)         in the case of death while serving on the Board of Directors, as to all or any part of the remaining unexercised portion of the option, notwithstanding that the option may not yet otherwise have become exercisable with respect to all or part of such shares as of the date of death;

                    2)         in the case of death after cessation of service on the Board of Directors or death after termination of such service by reason of disability, to the extent that the Outside Director was entitled to do so at the date of his or her death, giving effect to the provisions of subsections (a) and (b) above of this Section 5; and

                    3)         in each case by the person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the Outside Director, but in no event after the date on which the option would otherwise expire under Section 3 of the Plan.

                    4)         Notwithstanding the provisions of subsections (b) and (c) above of this Section 5, in no event shall any option granted under the Plan be exercised within six (6) months of the date of grant.

          (d)      In the event that an Outside Director to whom an RSU has been granted under the Plan for a year shall cease to serve as an Outside Director prior to the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual Meeting of Stockholders next following the date of grant otherwise than by reason of death or disability, the RSU award for such year shall be forfeited upon such cessation of services. In the event that an Outside Director to whom an RSU has been granted shall cease to serve on the Board of Directors but shall have been designated as a Director Emeritus, such director shall be deemed to continue in service as an Outside Director until termination of his or her Director Emeritus status for purposes of determining the vesting of an RSU award and cessation of services as a director. In the event that an Outside Director to whom an RSU has been granted under the Plan shall cease to serve as an Outside Director prior to the earlier of (i) twelve (12) months from the date of grant, and (ii) the date of the Annual Meeting of Stockholders next following the date of grant on account of death or (as determined by the Board of Directors on the basis of all the facts and circumstances) disability, the RSU award shall become immediately vested and non-forfeitable and shares of Common Stock in respect of such RSU award shall be distributed within thirty (30) days after such cessation of services. In the event that an Outside Director ceases to serve as an Outside Director, any shares of Common Stock in respect of a vested undistributed RSU award shall be distributed within thirty (30) days after such cessation of services.

6.	Transferability

          No option or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated, other than by will or by the laws of descent and distribution.

7.	Shares Reserved

          The aggregate number of shares reserved for issuance pursuant to the Plan shall be 500,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 8.

          Such number of shares may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose, or out of issued shares of Common Stock acquired for and held in the treasury of the Company.

          Shares subject to, but not sold or issued under, any option or Restricted Stock Unit terminating, expiring or cancelled for any reason prior to its exercise in full will again be available for awards thereafter granted during the balance of the term of the Plan.

8.	Adjustments Due to Stock Splits, Mergers, Consolidations, etc.

          If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares, or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved under the Plan shall be automatically adjusted, and both the number of shares which, at such time, are subject to outstanding option or Restricted Stock Unit awards and the number of shares to be awarded in the future to Outside Directors shall be adjusted in the same proportion (with appropriate adjustment to the option price); provided, however, that the Company shall not be obligated to issue fractional shares.

          In the event of any increase, reduction, or change or exchange of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, the Board of Directors shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number or type of shares which have been authorized for issuance under the Plan but have not yet been placed under option or RSU, the number or type of shares which are subject to outstanding awards or may be awarded in the future as grants to Outside Directors, as well as the price per share covered by each option outstanding under the Plan which has not yet been exercised.

9.	Withholding or Deduction of Taxes

          If, at any time, the Company is required under applicable laws or regulations to withhold, or to make any deduction for, any taxes or take any other action in connection with the exercise of any option hereunder or the vesting or delivery of Common Stock in respect of a Restricted Stock Unit, the Company shall have the right to deduct from all amounts payable in cash any taxes required by law to be withheld therefrom, and, in the case of payments in the form of Common Stock, the Outside Director to whom such payments are to be made shall be required to pay to the Company the amount of any taxes required to be withheld, or, in lieu thereof, the Company shall have the right to retain, or sell without notice, a sufficient number of shares of Common Stock to cover the minimum amount required to be withheld.

10.	Administration

          The Plan shall be administered by the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have the sole and complete discretionary authority to:

          (a)          adopt, revise, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

          (b)          construe and interpret the terms of the Plan and any option, RSU or other award issued under the Plan (and any agreements relating thereto), to resolve any doubtful or disputed terms, and otherwise settle all claims and disputes arising under the Plan;

          (c)          correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any award agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purposes and intent of the Plan;

          (d)          determine the amount and form of compensation to be paid to Outside Directors from time to time, the allocation of such compensation among the awards to be made under the Plan, the terms and conditions of each award, the number of shares of Common Stock to be covered by each award, and the value or method of determining the value of each type of award under the Plan;

          (e)          delegate responsibility and authority for the operation and administration of the Plan, including delegation of all or any portion of the authority invested in the Board pursuant to this Section 10 or otherwise in the Plan to a committee of the Board of Directors, and appoint employees and officers of the Company and its affiliates to act on its behalf and employ persons to assist in fulfilling its responsibilities under the Plan, including authorizing employees and officers to execute on behalf of the Company any instrument required to effect the grant of an award made by the Board under the Plan;

          (f)          make all other decisions and determinations as may be required or appropriate under the terms of the Plan or an award agreement as the Board may deem necessary or advisable for the administration of the Plan; and otherwise supervise the administration of the Plan.

          All decisions by the Board or a committee thereof shall be final and binding on all Outside Directors and shall be given the maximum deference permitted by law.

          The entire expense of administering the Plan shall be borne by the Company.

11.	Compliance with Applicable Law

          Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any option or RSU with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable federal and state laws pertaining to the issuance of securities or the provisions of any national securities exchange or NASDAQ, and the Company may require any securities so issued to bear a legend, may give its transfer agent instructions, and may take such other steps as in its judgment are reasonably required to prevent any such violation.

          All awards and transactions under the Plan are intended to comply with any applicable exemptive conditions under Rule 16b-3 promulgated by the US Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”) and the Board shall interpret and administer the Plan, award agreements, and any Plan guidelines in a manner consistent therewith. All awards under the Plan shall be deemed approved by the Board and shall be deemed an exempt purchase under Rule 16b-3. Any provisions in the Plan or an award agreement inconsistent with Rule 16b-3 shall be inoperative.

12.	Amendment and Termination

          It is the intention of the Company that no payment or entitlement pursuant to the Plan will give rise to any adverse tax consequences to an Outside Director under Section 409A of the Internal Revenue Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including those issued after the date hereof (collectively, “Section 409A”). The Plan shall be interpreted to that end and, consistent with that objective and notwithstanding any provision herein to the contrary, the Company may unilaterally take any action it deems necessary or desirable to amend any provision herein to avoid the application of or excise tax or other penalties under Section 409A, including any actions to exempt an award from Section 409A or comply with the requirements of Section 409A. Further, no effect shall be given to any provision herein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A. Neither the Company nor its current or former employees, officers, directors, representatives or agents shall have any liability to any current or former Outside Director with respect to any accelerated taxation, additional taxes, penalties or interest for which any current or former Outside Director may become liable in the event that any amounts payable under the Plan are determined to violate Section 409A.

          The Board of Directors may amend or discontinue the Plan at any time and from time to time; provided, however, that (a) unless otherwise required by law, no amendment, alteration or discontinuation shall be made which would impair the rights of an Outside Director with respect to any outstanding option or RSU which has been granted under the Plan without such individual’s consent and (b) no amendment shall be effective without the approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3, the applicable rules of any national securities exchange or NASDAQ, or the Delaware corporation law or other applicable laws.

          Except in connection with a corporate transaction involving the Company (including without limitation a transaction described in Section 8 or a change in control of the Company), without the approval of the Company’s stockholders, the Board cannot approve either (i) the cancellation of outstanding options in exchange for the grant in substitution therefor of new options having a lower exercise price, (ii) the amendment of outstanding options to reduce the exercise price thereof, or (iii) the cancellation of outstanding options with an exercise price above the current stock price in exchange for cash or other securities. This limitation shall not be construed to apply to “issuing or assuming an option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

13.	Effective Date

          The effective date of the Plan as originally adopted is July 18, 2007, the date on which it was originally adopted by the Board of Directors, having subsequently received the requisite stockholder approval from the holders of the Company’s Class A Stock, per value $.01 per share (the “Class A Holders”). The Plan shall terminate on July 18, 2017. The effective date of this Amended and Restated Plan is July 18, 2012, the date it was adopted by the Board of Directors; provided, however, that this Amended and Restated Plan is also subject to the approval of the Class A Holders at the Annual Meeting of Stockholders to be held in September 2012.

14.	Governing Law

          The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.